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                                                                     Exhibit 23

                       Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of City Holding Company of our report dated January 23, 2002, included in the 2001 Annual Report to Shareholders of City Holding Company.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, Number 33-38269, Form S-8, Number 33-62738, and Form S-8, Number 333-87667) pertaining to the 401(k) Plan and Trust, the 1993 Stock Incentive Plan, and Amendment No. 1 to the 1993 Stock Incentive Plan, respectively, of City Holding Company and in the related Prospectuses of our report dated
January 23, 2002, with respect to the consolidated financial statements of City Holding Company incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2001.


                                                  /s/ Ernst and Young LLP


Charleston, West Virginia
March 12, 2002